Exhibit 10.1

FOURTH AMENDMENT

TO

AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT, dated as of December 4, 2014 (this “Amendment”), is entered into by and among (i) United Stationers Receivables, LLC, an Illinois limited liability company (the “SPV”), (ii) United Stationers Supply Co., an Illinois corporation, as originator (the “Originator”), (iii) United Stationers Financial Services LLC, an Illinois limited liability company, as seller (the “Seller”) and as Servicer, PNC Bank, National Association (“PNC Bank”), a national banking association, as agent (the “Agent”), as a Class Agent and as an Alternate Investor, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), a Japanese banking corporation acting through its New York Branch, as a Class Agent and an Alternate Investor.

Reference is herein made to that certain Amended and Restated Transfer and Administration Agreement, dated as of January 18, 2013 (as amended by (i) that certain Assignment and Assumption and First Amendment to Amended and Restated Transfer and Administration Agreement, dated as of June 14, 2013, (ii) that certain Second Amendment to Amended and Restated Transfer and Administration Agreement, dated as of January 23, 2014, (iii) that certain Third Amendment to Amended and Restated Transfer and Administration Agreement, dated as of July 25, 2014, (iv) as amended hereby and (v) as the same may be further amended, modified, supplemented, restated or replaced from time to time, the “Transfer Agreement”), by and among the SPV, the Originator, the Seller, PNC Bank, as Agent, as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties thereto as Conduit Investors and Alternate Investors. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transfer Agreement.

WHEREAS, the parties hereto desire to amend the Transfer Agreement as set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Transfer Agreement. Effective as of the Effective Date (as defined below), the Transfer Agreement is hereby amended as follows:

(a) Section 1.1 of the Transfer Agreement is amended as follows:

(i)	The definition of “Commitment Termination Date” is deleted in its entirety and the following is inserted in lieu thereof:

“Commitment Termination Date: January 18, 2018, or such later date to which the Commitment Termination Date may be extended by the SPV, the Agent, the Class Agents and some or all of the Alternate Investors (in their sole discretion).”

(ii)	The definition of “Facility Fee” is deleted in its entirety and the following is inserted in lieu thereof:

“Facility Fee: (i) With respect to the PNC Bank Class, the fee payable by the SPV to PNC Bank, the terms of which are set forth in the Fee Letter with respect to the PNC Bank Class; and (ii) with respect to any other Class, the fee specified in any supplement to this Agreement or the Fee Letter as the facility fee payable by the SPV to the related Class Agent.”

(iii)	The definition of “Fee Letter” is deleted in its entirety and the following is inserted in lieu thereof:

“Fee Letter: The letter agreement (as such may be amended or otherwise modified from time to time) among the SPV and each Class Agent with respect to the fees to be paid by the SPV.”

(iv)	Each of the following definitions is added in its proper alphabetical sequence:

“Sanctions Laws and Regulations: Any sanctions, prohibitions or requirements imposed by any executive order or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control.”

“Volcker Rule: As defined in Section 4.1(p).”

(b) Section 4.1(p) of the Transfer Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“(p) Not an Investment Company or Holding Company. It will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to it. It is structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).”

(c) Section 6.1(t) is added to the Transfer Agreement in its proper alphanumeric sequence as follows:

“(t) Sanctions Laws and Regulations. Each of the Originator, the SPV, the Seller and the Servicer will comply with all Sanctions Laws and Regulations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.”

(d) Exhibit B to the Transfer Agreement is hereby replaced in its entirety with Exhibit B attached hereto.

2. Representations and Warranties. Each of the Originator, the SPV, the Seller and the Servicer hereby certifies that, subject to the effectiveness of this Amendment, each of the representations and warranties set forth in the Transfer Agreement and the other Transaction Documents is true and correct on the date hereof, as if each representation and warranty were made on the date hereof.

3. No Default. The SPV, the Originator, the Seller and the Servicer each hereby represent and warrant that, as of the date hereof, no Termination Event or Potential Termination Event has occurred or is continuing.

4. Transaction Documents in Full Force and Effect As Amended. Except as specifically amended hereby, the Transfer Agreement and the other Transaction Documents shall remain in full force and effect. All references to the Transfer Agreement therein and in each other Transaction Document shall be deemed to mean the Transfer Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Transfer Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

5. Consent of Performance Guarantor. The Performance Guarantor hereby consents to the amendments to the Transfer Agreement set forth in this Amendment.

6. Conditions to Effectiveness. This Amendment shall be effective as of the date (the “Effective Date”) on which the Agent shall have received:

(a) each of the PNC Bank Renewal Fee and the BTMU Renewal Fee pursuant the Fee Letter,

(b) counterparts of this Amendment duly executed by each of the parties hereto, and

(c) counterparts of the Amended and Restated Fee Letter.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto on the same or separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original instrument but all of which, together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Transfer Agreement.

(d) Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

UNITED STATIONERS RECEIVABLES, LLC
By:	/s/Robert J. Kelderhouse
Name:	Robert J. Kelderhouse
Title:	Vice President and Treasurer
UNITED STATIONERS SUPPLY CO., as Originator
By:	/s/Robert J. Kelderhouse
Name: Robert J. Kelderhouse
Title: Vice President and Treasurer
UNITED STATIONERS FINANCIAL SERVICES LLC, as Seller and as Servicer
By:	/s/Robert J. Kelderhouse
Name: Robert J. Kelderhouse
Title: Vice President and Treasurer

[signatures continue on the following pages]

Acknowledged and consented to by:
UNITED STATIONERS INC., as the Performance Guarantor
By:	/s/Robert J. Kelderhouse
Name: Robert J. Kelderhouse
Title: Vice President and Treasurer

[signatures continue on the following pages]

PNC BANK, NATIONAL ASSOCIATION, as an Alternate Investor, a Class Agent and the Agent
By:	/s/ Mark Falcione
Name: Mark Falcione
Title: Executive Vice President

[signatures continue on the following page]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an Alternate Investor
By:	/s/ Mark Cambell
Name: Mark Campbell
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Class Agent
By:	/s/ Christopher Pohl
Name: Christopher Pohl
Title: Managing Director

[end of signatures]

Exhibit B

Credit and Collection Policies and Practices

UNITED STATIONERS INC.

Credit Approval Policy

Title:	Credit Approval Policy for US Entities	Policy Number:	CR-01

Department:	Client Financial Services

Date:	Updated: September, 2014	Authorization:	Chief Financial Officer

Purpose:	This policy outlines the activities and authorities involved in extending credit for potential customers and renewing credit for established customers.

Policy:	See Attachment A

Applicability:	This policy applies to United Stationers, Inc. Company and all of its departments, divisions and wholly owned, majority owned or controlled subsidiaries in the U.S.

Procedures:	See Attachment B

Exhibit B - 1

Attachment A

United Stationers, Inc.

Credit Approval Policy

Policy Statement

It is the Company’s objective to maximize profitable sales. As such, the Client Financial Services Department seeks to support sales efforts while at the same time not exposing the Company to undue credit risk. Credit solutions will be sought out to protect the Company against bad debt losses while enabling sales growth. Generally speaking, credit decision makers will seek to achieve an appropriate balance of risk and reward.

This policy establishes the following:

—	A general framework for credit decision making
—	Authorities for approval of credit lines
—	Requirements for periodic portfolio review to assist in the oversight of the credit risk and return associated with the ongoing trade receivables portfolio

Credit Line Considerations

It is the policy of the Company to manage the credit exposure to a customer across all business units. The credit approval authority responsible for the customer relationship will assign a consolidated credit line and the amount to be allocated to each individual accounts receivable platform. In addition, the credit line must include exposure (if any) as the result of any unamortized upfront payments made to a customer which are subject to clawback (see description of prepaid assets in the “Accounts Receivable Deferral Policy CR-02).

It is the Company’s policy to make informed credit decisions utilizing the best information available. This includes but is not limited to the following:

—	Signed credit application including credit references
—	Reports from credit information services such as Dun and Bradstreet
—	The Company’s past experience in doing business with the customer.
—

Recent financial statements. Generally speaking, credit lines in excess of $200 thousand will require a consolidated balance sheet and income statement for the most recent fiscal year for which such statements are available

—	Financial projections, if available, particularly if the customer is merging with another.
—	Knowledge of the character of the principals of the customer, their integrity and an assessment of their ability to execute their business plan.
—	Knowledge of the customers position in the market and their reputation

In assigning a credit line, the credit approval authority (see below) may require additional collateral in order to be able to protect the Company while providing the amount of credit extension required by the customer. Examples of collateral that may be required include:

—	Letters of credit
—	Security agreements to allow for the perfection of a lien against the assets of the customer’s business
—	Personal guarantee of the principals of the business plus spouses (if applicable).
—	Deposit control agreement to allow the Company to take dominion over the customer’s cash

Credit lines over $25K must be reviewed annually or more often if deemed necessary due to changing requirements or circumstances.

Exhibit B - 2

Credit Approval Authorities:

Credit lines are subject to the following approval levels:

Up to and including: $50K	Sr. Collection Specialist
Up to and including: $100K	Credit Supervisors and Analysts (MG1 or IC2)
Up to and including: $200K	Credit Managers and Sr. Analysts (MG2 or IC3)
Up to and including: $1.5M for unrated or speculative grade rated credits, $5M for investment grade rated credits.	Sr. Credit Managers (MG2) or Director, Client Financial Services
Up to and including: $10M for unrated or speculative grade rated credits, and $50 million for investment grade rated credits.	Treasurer
Over $10M for unrated or speculative grade rated credits, and over $50M for investment grade rated credits.	CFO

In addition, all credit lines for buying groups with a central billing program irrespective of dollar amount must be approved by the Vice President and Treasurer. A central billing program is one where all invoices for purchases are the legal responsibility of the buying group and not the member or are paid by the member to the Company through the buying group as an intermediary.

At any time, the credit decision made by an authorized individual may be superseded by an individual with higher credit authority.

If the customer has ratings from both Moody’s Investor Services and Standard and Poor’s, both ratings must be investment grade in order to be considered as such for purposes of the above matrix.

Portfolio Reviews:

Periodically, but no less than twice per year, the Credit Department will conduct detailed portfolio reviews for each Sales Channel. Invited participants include, but are not limited to the following:

—	Chief Executive Officer
—	Chief Financial Officer
—	SLT member(s) responsible for Sales Channel. SLT member will identify which other team members from his/her Sales organization should attend.
—	Business Unit Finance VP (or Finance Lead) Business Unit Finance lead will identify which other team members from Sales organization should attend
—	Treasurer
—	Director, Client Financial Services
—	Senior Credit Managers

Topics to be discussed at each portfolio review include but are not limited to the following:

—	Business trends impacting the risk or collectability of the trade receivable portfolio for that channel
—	Review of largest credit exposures for that channel
—	Review of largest past due exposures and/or risk accounts
—	Review of customers earning EBIT below target threshold and strategy to increase the EBIT on account,

Interpretation: All questions regarding his policy or its interpretation should be referred the Treasurer.

Exhibit B - 3

Attachment B

Procedure:

Initial credit extension

Credit Associate receives completed and signed credit application and valid resale certificate. Customer financial data (e.g. D&B report, credit references, and financial statements) is obtained and analyzed. Credit Approval authority will determine whether additional security (personal guarantee, UCC-1, or letter of credit) may need to be obtained in order to extent credit. If risk is deemed acceptable, credit limit is reviewed and approved by appropriate level of management.

Annual credit line review

Customers with credit limits of $25k or greater are reviewed at least annually, or as deemed necessary. Credit Approval Authority obtains and analyzes updated customer financial data (e.g. D&B report, credit references, and financial statements), sales and payment history. Associate reviews any additional security. Credit Approval Authority determines if current credit line is adequate or if a change is required. If change is required, limit is reviewed and approved by appropriate level of management.

Credit limits are determined to ensure that business can be transacted normally without the customer exceeding their credit limit. Transactions that result in a breach of the limit will result in a review of order requests by credit personnel.

The Credit Department reviews past due accounts daily and is responsible for contacting customers for payment. Collection activity is prioritized by age and dollar value. Customers may be contacted via phone, email, printed mail and or fax. Additionally, the Company contracts with third party agencies to assist in the collection of past due balances. Any portion of the customer balance that is deemed uncollectable is written off to bad-debt in accordance with the Bad Debt Policy.

Exhibit B - 4

UNITED STATIONERS INC.

Accounts Receivable Deferral and Customer Advance Policy

Title:	Accounts Receivable Deferral Authorizations for U.S. Entities	Policy Number:	CR-02

Department:	Client Financial Services

Date:	Updated: September, 2014	Authorization:	Chief Financial Officer

Purpose:

To establish authority for approval of non-standard forms of customer credit or variances from standard payment terms. Non standard customer credit include Set-asides, Loans or other forms of Customer advances which require repayment under certain circumstances

Policy Statement:

There are various ways in which a customer may request and be granted an extended due date for purchases. In addition, there are various ways in which monies may be provided to a customer in advance of purchases. Each form of deferral of accounts receivable or customer advance increases the amount of credit exposure to the customer and increases the investment in capital required to support the overall customer relationship. All such credit extensions must be within a credit line approved pursuant to the Credit Approval Policy for U.S. entities, Policy No. CR-01.

Non-Standard Payment Terms

Approval to offer a customer payment non-standard payment terms is required in situations where the due date for all invoices for a given customer will be beyond the standard payment terms for that business unit. The standard payment terms for each business unit (excluding MBS Dev) are listed in Attachment A to this policy. MBS Dev standard payment terms are shown in Attachment B.

Offering non-standard payment terms is strongly discouraged. Due dates beyond a business unit’s standard payment terms increases the credit risk associated with a customer relationship and increases the invested capital required to support the relationship. Invested capital requires a net return above the Company’s cost of capital in order to create shareholder value.

Please note that each business unit/sales channel has the authority to set its own approval requirements for offering a customer a discount for paying earlier (not later) than standard payment terms.

Extra Time

Extra Time refers to the extension of the due date of a single order beyond Standard Payment Terms. Generally speaking, such requests are only granted in the following circumstances:

—	Customer account must be in good standing (current aging) and be credit worthy
—	Overall customer relationship is earning an acceptable EBIT and Return on Invested Capital (ROIC). Extra time for low EBIT and low ROIC accounts is strongly discouraged.
—	The reason for providing such extra time is to support an inventory investment buy or large order (truckload of paper, for example) by the customer.

Promotional Dating Programs:

A promotional dating program refers to a business unit wide program offered to all or a significant subset of the customer base to drive the purchases of a certain product(s) for a limited time period.

Set Asides

The term “set-aside” refers to the deferral of the due date of a full or partial month’s billings to be repaid over time with interest.

Exhibit B - 5

All set asides must be meet the following criteria:

—	Customer account must be in good standing (current aging) and credit worthy
—	Set-aside must be approved in the month of purchase (or prior)
—

Cannot be used to cure the “past due” status of a customer account. There must be strategic business reason for the set-aside (such as supporting an acquisition, funding entry into a new market, funding a new sales person, etc.).

It is strongly suggested that set asides meet the following criteria:

—	Involve a term of two years or less with monthly amortization
—	Includes interest on the deferral.

Generally speaking, approval of a set-aside will require modeling by the business unit to determine the impact on the ROIC and Economic Profit associated with a customer relationship.

Prepaid Assets

There are certain forms of customer advances issued either in the form of cash payments or credits to the customer’s account and usually defined in contract agreements (sometimes referred to as a Local Partner Rebate Agreements or “LPR”). Such upfront payments include a “clawback” provision to recover the funds in the event of non-compliance with terms and results in the payment being booked as a prepaid asset and taken to expense over time. Such advances represent a form of credit exposure. If the customer becomes insolvent or the clawback provisions are invoked before the amounts advanced have been fully earned, there is risk of a bad debt loss.

Some examples of common forms of customer advances booked as prepaid assets are as follows:

—

Prebate: Upfront payments of a flat dollar rebate (earned pro-rata over the specified contract period subject to certain minimum contractual requirements) or an upfront payment of a volume-based rebate expected to be earned in the future (such amount is earned based upon sales volume).

—

Conversion Allowance: Upfront amounts paid to convert the customer from second-call to first call with the Company. Such amounts are earned pro-rata over the specified contract period subject to certain minimum contractual requirements.

—

Retention Allowance Upfront amounts paid to a customer in conjunction with a contract renewal. Such amounts are earned pro-rata over the specified contract period subject to certain minimum contractual requirements Technology Fund Upfront amounts paid to a customer to support their acquisition of a technology platform to drive the revenue growth and improve their profitability. Such amounts are earned pro-rata over the specified contract period subject to certain minimum contractual requirements

Generally speaking, approval of a customer-related prepaid asset will require modeling by the business unit to determine the impact on the ROIC and Economic Profit associated with a customer relationship

Loans: The advancement of funds to be repaid over time or at a future date, usually with interest. For variety of reasons (risk, disclosure requirements, impact on the covenants in the Company’s lending agreements, etc.), loans will only be done in rare circumstances.

Exhibit B - 6

Authorizations:

The following approvals are required based upon the form of accounts receivable deferral or customer advance (does not include MBS Dev, MBS Dev approval requirements included in Attachment B):

Type of Deferral or Customer Advance	Business/ Sales Approval Required	Credit Dept. Approval Required	Other Approvals Required
Non-Standard Payment Terms	SLT member Responsible for Sales Channel (SVP IDC, President On-Line and New Channels, President ORS Nasco, or President, Lagasse)	Treasurer	Controller if greater than 60 days
Extra Time	For IDC, Region VP or SVP IDC. For all other, President On-Line and New Channels, President ORS Nasco, or President, Lagasse	Sr. Credit Manager if doesn’t require an increase to the approved credit line. If credit line increase required, it must be approved in accordance with Credit Approval Policy	Controller if greater than 60 days
Promotional Dating Programs	SLT member Responsible for Sales Channel (SVP IDC, President On-Line and New Channels, President ORS Nasco, or President, Lagasse)	Overall program must be approved by Treasurer; Each individual customer must have approved credit line in accordance with credit approval policy;	Controller; and SVP, Merchandising
Set Asides	SLT member Responsible for Sales Channel (SVP IDC, President On-Line and New Channels, President ORS Nasco, or President, Lagasse)	Treasurer	Controller, if greater than 1 year
Prepaid Assets	For Supply/Lagasse, please refer to Customer Rebate Program Policy. For ORS Nasco, all such amounts must be approved by President ORS Nasco.	Sr. Credit Manager if doesn’t require an increase to the approved credit line. If a credit line increase is required, it must be approved in accordance with Credit Approval Policy
Loan	SLT member Responsible for Sales Channel (SVP IDC, President On-Line and New Channels, President ORS Nasco, or President, Lagasse	Treasurer	Controller, CFO

Applicability:	This policy applies to United Stationers, Inc. Company and all of its departments, divisions and wholly owned, majority owned or controlled subsidiaries in the U.S.

Interpretation:	All questions regarding his policy or its interpretation should be referred the Treasurer.

Exhibit B - 7

ATTACHMENT A

Standard Payment Terms

Each business unit has standard payment terms applicable to all orders for customers of that business unit (unless exceptions are approved pursuant to this policy):

—	USD (excluding Azerty):

—Discountables 15th prox, Non-Discountables, up to net 20th prox. This means that payment of the customers statement is due cash in bank by the 15th of the following month in order to earn applicable discounts , otherwise due by the 20th)

—Net 30 from Date of Invoice (DOI)

—	Azerty Division of USD; Net 30 DOI
—	Lagasse: Net 30 DOI
—	ORS Nasco: 1% 10, net 30 DOI
—	Export terms: Shipment to customer located outside the United States, up to 60 days DOI
—	MBS Dev (see attachment B)

Exhibit B - 8

UNITED STATIONERS INC.

Bad Debt Workout and Write-Off Policy

Title:	Bad Debt Workout and Write-Off Policy for US Entities	Policy Number:	CR-03

Department:	Client Financial Services

Date:	September, 2014	Authorization:	Chief Financial Officer

Purpose:

This policy outlines the following authorities associated with the workout and resolution of distressed accounts receivable:

—Authority to turn account over to a third-party collection agency or collection counsel to pursue payment on a past due receivable

—Authority to agree to settle a past due receivable for less than the full amount owed

—Authority to write-off a receivable on the Company’s books and records

Policy:	See Attachment A

Applicability:	This policy applies to United Stationers, Inc. Company and all of its departments, divisions and wholly owned, majority owned or controlled subsidiaries in the U.S.

Procedures:	See Attachment B

Exhibit B - 9

Attachment A

United Stationers, Inc.

Bad Debt Workout and Write-Off Policy

Policy Statement

It is the policy of the Client Financial Services Department to use all reasonable and cost effective efforts to actively pursue obligations to the Company for goods or services. Despite best efforts, certain customers will be unable to pay and bad debt losses will be incurred. Given the potential impact on the financial results of the Company, certain actions regarding accounting for the impact of distressed receivables or the workout/resolution of such receivables requires prior authorization. Such actions include but are not limited to the following:

—	Establishment of specific bad debt reserves
—	Sending an account to a third-party collection agency
—	Settlement of an account for less than the full amount owed
—	Write-off of a receivable on the Company’s books and records

Specific Bad Debt Reserves

Periodically, a specific bad debt reserve will be established against a customer account where in the judgment of the Senior Credit Manager, there is the probability that all or portion of a receivable will be uncollectable due to the inability of the customer to pay for such receivable(s). Please refer to policy CR-4 for bad debt reserve policy and procedures.

Sending an Account to Third-Party Collection

The Director, Client Financial Services will maintain a list of approved collection agencies or collection counsel to whom an account may be referred for collection.

The sending of an account to collection signals the end of an ongoing business relationship with a customer. An account will not be sent to collection until all reasonable efforts to collect the receivable internally have been fully exhausted. No ongoing shipments to a customer may occur once an account has been sent to collection unless prior balances owed have been paid in full.

The sending of an account to third-party collection requires the following approvals:

Up to $50,000	Sr. Debt Recovery Analyst
Up to $500,000	Senior Credit Manager
Up to $1,000,000	Director, Client Financial Services
Greater than $1,000,000	Treasurer

Settlement or Write-Off of Distressed Account

Settlement of a distressed account refers to agreement by an authorized representative of the Company to accept less than the amount owed as payment in full for receivables owed. Write-off refers to the actual write-off of a receivable on the Company’s books and records.

The following approvals are required for the settlement or write-off of a distressed receivable:

Up to $25,000	Sr. Credit Managers
Up to $100,000	Director, Client Financial Services
Up to $500,000	Treasurer
$500,000 or higher	Chief Financial Officer

Exhibit B - 10

Attachment B

Procedure:

Collection associates monitor customer account agings daily. Accounts with past due receivables are contacted frequently for payment. Contact can be made via phone, email, printed mail and/or fax.

If payment has not been made within a reasonable period of time and communication has deteriorated, the account is placed on “no sales allowed” by the credit associate assigned to the account. This is communicated to the customer and sales team. The account ownership is then transferred to the Sr. Debt Recovery Analyst for evaluation. The Recovery Analyst will evaluate the account and determine next steps based on known facts relative to non-payment (e.g. bankruptcy, asset sale of business, etc.) and whether the Company holds any type of security. If warranted, the Recovery Analyst will attempt to collect the monies owed either by payment in full or regular partial payments. If a 3rd party agency or attorney is recommended, Recovery Analyst will forward or will review and gain approval as outlined in Attachment A of the policy.

Every attempt is made to collect the monies owed the Company. Any recoveries collected are applied toward the balance owed. If a settlement is negotiated, it must be reviewed and approved prior to acceptance, in accordance with Attachment A.

The account is recommended for bad-debt write off if no settlement can be reached and recovery is unlikely when:

•	The customer’s business enters into an assignment for the benefit of creditors
•	The customer’s business is a Chapter 7 bankruptcy, Chapter 11 liquidation, Chapter 11 with no approved plan within 6 months of filing, or has defaulted on Chapter 11 plan
•	The customer’s business has no assets
•	The customer’s assets are insufficient to cover the liabilities to secure creditors and no security interest is held
•	An attorney or third party collection agency has advised that there will be no recovery

Upon recommendation for write-off, the credit associate prepares the write-off form indicating the account information, and write-off amount. If the amount is greater than $50,000, the associate also writes a brief summary of the account history and the events leading up to the write-off. The historical summary may be written at time of referral to Recovery Analyst or at time of formal write-off.

All write-offs are appropriately reviewed and approved.

Exhibit B - 11